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                                 EXHIBIT 10.1A

                             FIFTEENTH AMENDMENT TO
                     THE UTILITY EMPLOYEES' RETIREMENT PLAN


          The Utility Employees' Retirement Plan (the "Plan") was established on December 30, 1957, effective as of December 31, 1957, by Suburban Water Systems, a California corporation, as a mandatory contributory money purchase plan and trust for the exclusive benefit of participating employees of Suburban Water Systems. It was amended on November 12, 1958, December 21, 1959, April 20, 1960, April 26, 1968 and October 10, 1968. The Sixth Amendment to the Plan, effective December 31, 1972, restated the Plan and converted it into a non-contributory defined benefit pension plan. The Plan has since been amended on December 22, 1976, June 10, 1978, June 25, 1979, twice on March 26, 1986, by a
"model amendment" adopted on October 20, 1989, December 11, 1990, and December 12, 1996.

          The Plan has been adopted by Southwest Water Company, Suburban Water Systems, New Mexico Utilities, Inc. and East Pasadena Water Company.

          In order to amend the Plan to increase the dollar limitation on mandatory lump sum distributions, this fifteenth Amendment to the Plan has been adopted at the October 30, 1997 meeting of the Board of Directors of Southwest Water Company, effective as of December 31, 1997.

          1. Paragraph 4.7(a)(iii) of the Plan is hereby amended to read in its entirety, as follows:

                    (iii) the then present value of such Benefit as determined under Section 1.3(a)(i) b or c is more than $5,000,
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                           and

          2. Subsection 4.9(d) of the Plan is hereby amended to read in its entirety as follows:

               (d) If the Actuarial Equivalent of a Survivor Annuity, otherwise payable, determined as of the date of distribution does not exceed $5,000, or if spousal Consent is obtained, said Actuarial Equivalent shall be promptly distributed to the Surviving Spouse in case in a lump sum.
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          3.   Subsection 4.13(a) of the Plan is hereby amended to read in its entirety as follows:

               (a) Notwithstanding any other provision of the Plan to the contrary, upon a Participant's Separation from the Service, the Administrator shall cause payment to him or on his account the Actuarial Equivalent in cash of his Vested, Normal or Early Retirement benefit if it is not more than 45,000 (and at no time exceeded such amount at the time of a prior distribution under Section 4.15(a)).

          4. Paragraph 7.3(c)(ii) of the Plan is hereby amended to read in its entirety as follows:

               (ii) the value of the Benefits payable to the Participant or
                    Former Participant is less than

                    a  1% of the value of the current liabilities (as determined
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                       as provided in paragraph (i)) of the Plan before
                       distribution, or

                    b  $5,000.
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